Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fortune Brands Home & Security, Inc. of our report dated February 28, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Fortune Brands Home & Security, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 3, 2022